Exhibit 99.1

NETAPP ANNOUNCES CHANGES TO EXECUTIVE LEADERSHIP TEAM AND BOARD OF DIRECTORS

George Kurian appointed chief executive officer and member of the board of directors

Mike Nevens elected chairman of the board

Sunnyvale, Calif.—June 1, 2015—NetApp (NASDAQ: NTAP) today announced changes to the executive leadership team and board of directors, effective immediately. George Kurian has been appointed by the board as chief executive officer and also appointed to the board of directors. Lead independent director Mike Nevens has been elected chairman of the board. These announcements follow the departure of Tom Georgens, the company’s former chairman and chief executive officer.

“NetApp is an exceptional company with a great future and the board believes that it is the right time for new leadership to maximize its potential,” said Mr. Nevens. “These changes are aimed at speeding the company’s movement to its next phase of innovation and growth. While we intend to conduct a CEO search, we have the utmost confidence in George’s ability to lead the company, given his deep knowledge of NetApp and support from a strong executive team. George has deep relationships with customers and partners globally and is committed to strengthening those relationships going forward.”

Mr. Nevens continued, “On behalf of the board and everyone at NetApp, I sincerely thank Tom for his many valuable contributions over the past 10 years.”

Mr. Kurian joined NetApp in 2011 and has served as the company’s executive vice president, Product Operations where he was responsible for overseeing the strategy and development of NetApp’s Product and Solutions portfolio since September 2013.

“I am honored to lead NetApp during this time of transition,” said Mr. Kurian. “I look forward to engaging with the entire NetApp community as we execute our strategic plan and key investment areas of accelerating clustered Data ONTAP adoption, regaining traction in the channel, and increasing our sales capacity. We are committed to delivering improved growth and financial performance and remain confident in the strength of our technology and hybrid cloud strategy.”

About NetApp

Leading organizations worldwide count on NetApp for software, systems and services to manage and store their data. Customers value our teamwork, expertise and passion for helping them succeed now and into the future.

Press Contact:	Investor Contact:
Sandra Wheatley	Kris Newton
NetApp	NetApp
1 408 391 9408	1 408 822 3312
@netapp.com	kris.newton@netapp.com

NetApp, the NetApp logo and Data ONTAP are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. All other marks are the property of their respective owners.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding NetApp’s technology, innovation and strategy; statements regarding conducting a CEO search; statements regarding NetApp’s ability to execute its strategic plan; statements regarding accelerating customer adoption of clustered Data ONTAP; statements regarding NetApp’s sales channel and sales capacity; and statements regarding NetApp’s future growth and financial performance. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general economic and market conditions, changes in U.S. government spending, revenue seasonality, foreign exchange impacts, and matters specific to our business, such as customer demand for and acceptance of our products, services, execution by our sales organization, changes in storage consumption models, and our ability to continue to generate healthy operating cash flow. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.